EXHIBIT 99.1

Garden State Securities Inc.

August 18, 2010

eLayaway, Inc.
1625 SUMMIT LAKE DRIVE
SUITE 205
TALLAHASSEE, FL 32317
Attn: Mr. Douglas R. Salie, CEO

Re:Engagement Agreement

Dear Mr. Salie,

This letter sets forth the Agreement (the “Letter Agreement”) by and among eLayaway, Inc. and its subsidiaries and affiliates (collectively herein referred as the “Company”) and Garden State Securities Inc. and its subsidiaries and its affiliates (“GSS”) with respect to the engagement of GSS to act as an exclusive selling/placement agent for the Company except as defined in Schedule II.

In connection with its engagement hereunder, this Letter Agreement confirms the Company’s understanding of GSS’s intention to attempt to utilize its best efforts to affect the following:

1.	Review the business and operation of the Company and its historical and projected financial condition.
2.	Advise Company of “best efforts” Private Placement offering of debt or equity securities to fulfill the Company’s business plan.
3.	Contact for the Company possible financing sources.

Notwithstanding the foregoing, the intent herein described shall not obligate GSS to effect any public or private financing for the Company. Any such obligation shall be conditioned in its entirety upon the execution and delivery by GSS of an Agency or Underwriting Agreement satisfactory to GSS and the Company.

1. Term:

GSS shall act as the Company’s exclusive placement/selling agent from the later of; (i) 90 days from the execution of this Letter Agreement; or (ii) the final termination date of the Securities Financing or Public Financing (the “Exclusive Period”).

2.  Compensation:

The Company agrees to pay to GSS at each full or incremental closing of any equity financing, convertible or non-convertible debt financing or any instrument convertible into the Company’s common stock sold via a private placement, except from investors listed in Schedule II (the “Securities Financing”) during the Exclusive Period; (i) a cash transaction fee in the amount of 10% of the amount of the Securities Financing; (ii) a non-accountable cash expense allowance of 2% of the amount of the Securities Financing; and (iii) warrants (the “Warrants”) with “piggy back” registration rights, equal to 20% of the stock issued in the Securities Financing at an exercise price equal to the investor’s warrant exercise price of the Securities Financing. The Warrants shall have a 5-year term and will have a cashless exercise. All funds shall be deposited in an escrow account to be designated by GSS and released to the Company at the same time as payment of the above stated fees and expenses are made to GSS. The Company will pay the expense of the Escrow account equal to $3,500.  The Company will also pay, at closing of the Securities Financing, the expense of GSS’s legal counsel and due diligence pursuant to the Securities Financing equal to $30,000 ($22,500 legal and $7,500 due diligence).  In exchange for such fees, GSS’s legal counsel will draft all documentation relating to the Securities Financing, subject to the comments of the Company’s and investor’s counsel, and GSS shall be responsible for the payment of any legal fees in excess of $22,500 for the Securities Financing.  However, the Company will pay to GSS’s legal counsel a non-refundable advancement of $10,000 to be credited against the full legal fee described above, prior to the commencement of the offering documentation for the Securities Financing once terms of the Securities Financing have been agreed upon by the Company and GSS. The Company shall also cause, at its cost and expense, all “blue sky” filings related to the Securities Financing and required by applicable law to be made in due and proper form and substance and in a timely manner as required under the laws of the states in which Securities are sold (“Blue Sky Filings”).  In addition, the Company shall cause, at its cost and expense, a Form D related to the Securities Financing to be filed with the Securities and Exchange Commission (“SEC”) in due and proper form and substance and in a timely manner.  The Company shall deliver true and correct copies of all Blue Sky Filings and the Form D, as filed with the SEC, to GSS within 15 days of the final closing date.

3.  Access to Premises:

In connection with the performance of services hereunder, the Company shall make its facilities, management and employees available to GSS and its representatives, during normal working hours, and shall be responsive to any and all reasonable requests for information made by GSS, with reasonable notice and with confidentiality. In performing its services hereunder, GSS shall be entitled to rely upon and assume, without independent verification, the accuracy and completeness of all information that is available from filings with the Securities and Exchange Commission and other government agencies and of all information that has been furnished to it by the Company and shall have no obligation to verify the accuracy or completeness of any such information or to conduct any appraisal of any assets.

4.  Mergers and Acquisitions:

In the event that the Company enters into a merger, acquisition, sale transaction, or business arrangement (the “Transaction”), with a Source(s) introduced to the Company by GSS, GSS shall be entitled to receive a fee in the same form of Consideration on the same terms over the same period (i.e. if GSS’s introduction results in a cash transaction, then GSS will be compensated in cash; if GSS’s introduction results in a stock transaction, then GSS will be compensated in stock) equal to 5% of the total value of the Transaction payable at such time as the Company receives its consideration in the Transaction. For the purposes of this Letter Agreement, “Consideration” means the aggregate value, whether in cash, securities, assumption (or purchase subject to) of debt or liabilities (including without limitation, indebtedness for borrowed money, pension liabilities and guarantees), license fees, royalty fees, joint venture interests or other property, obligations or services, paid or payable by or to the Company directly or indirectly (in escrow or otherwise) or otherwise assumed in connection with a Transaction.  The value of such consideration shall be determined as follows:

1.
The value of securities, liabilities, obligations, property and services shall be the fair market value as reasonably determined by an independent third party to be mutually agreed upon by GSS and the Company.

2.	The value of indebtedness assumed, shall be the face amount.

If Consideration payable in a Transaction includes contingent payments to be calculated by references to uncertain future occurrences, such as future financial or business performance, or payment to be made at a later date, then any fees of GSS’s relating to such consideration shall be payable upon the Company’s receipt of such Consideration.

5.  Future Financing:

If the Company were to receive any additional capital within twenty-four (24) months from either; (i) the closing of the Securities Financing from any investors that invested in the Securities Financing; and/or (ii) date of termination of this Letter Agreement from any Source(s) contacted by GSS for the purpose of investing in the Securities Financing, the Company will pay to GSS a cash fee of 10% of the amount raised at the closing of any such financing along with the Shares detailed above in Section 2 of this Letter Agreement. If the Company were to enter into a Transaction within twenty-four (24) months from the time any Source(s) are contacted by GSS for the purpose of entering into a Transaction, the Company will pay to GSS a cash fee of 10% of the Consideration of the Transaction.  The Company will not circumvent GSS and will not attempt to deal directly or indirectly through agents or representatives of the Company, with such Source(s) or investors without prior written consent of an officer of GSS.  As used in this Letter Agreement, the term “Source(s)” shall be broadly interpreted to include, without limitation, any corporation, company, institution, partnership, individual and all of the Source(s)’ affiliates that are directly or indirectly contacted by GSS for the purpose of investing in the Securities Financing or the purpose of entering into a Transaction. GSS will periodically provide the Company with a list of all Source(s) contacted by GSS, as requested by the Company.  This paragraph shall survive any termination of this Letter Agreement.

6.  Expenses:

Except as provided in Section 2 of this Letter Agreement, the Company hereby agrees to pay all filing fees, charges and expenses incident to the performance by the Company of its obligations hereunder, including, without limitation, all fees, charges, and expenses in connection with:  (i) the issuance, sale, transfer, and delivery of the Securities, including any transfer or other taxes payable thereon and the fees of any transfer agent or registrar; (ii) the securing of an exemption therefrom under state or foreign "blue sky" or securities laws, including without limitation, filing fees payable in the jurisdictions in which such registration or qualification or exemption therefrom is sought and disbursements in connection therewith; (iii) filing fees payable to the SEC, if any; (iv)  pre-approved (by the Company and GSS) traveling and lodging expenses in connection with the sale of securities for the Securities Financing; (v) filing fees for FINRA Rule 2710 requirements; and (vi) mailing and printing expenses of documents pursuant to the Securities Financing.

7.  Right of First Refusal:

GSS shall have an irrevocable right of first refusal for a period of 12 months from the date of the final closing of the Securities Financing, to purchase for its account or to sell for the account of the Company, or any subsidiary of or successor to the Company, that the Company or any such subsidiary or successor may seek to sell through an underwriter, placement agent or broker-dealer whether pursuant to registration under the Act or otherwise, or any securities offered directly by the Company. The Company, any such subsidiary or successor will consult with GSS with regard to any such offering and will offer GSS the exclusive opportunity to purchase or sell any such securities on terms not more favorable to the Company, any such subsidiary or successor than it or they can secure elsewhere as presented by a bona fide written offer from a registered broker dealer firm or investor.  If GSS fails to accept such offer within 15 business days after the mailing of a notice containing all of the material terms of such offer (including a copy of an executed term sheet or letter of intent) by overnight courier sent to GSS, then GSS shall have no further claim or right, with the exception of any other rights detailed in this Agreement, with respect to the financing proposal contained in such notice. If, however, the terms of such proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made.  GSS's failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals.  The Company represents and warrants that there are presently no other rights of first refusal for future financing now outstanding.  In the event that the Company requests that GSS waive the provisions of this Section 4, GSS shall agree to such waiver provided that the Company pays GSS a fee of $150,000 as a liquidated damages fee.  This paragraph shall survive any termination of this Letter Agreement.

8.  Indemnification:

The Company agrees to indemnify GSS and certain other entities and persons and GSS agrees to indemnify the Company as set forth in Schedule I.

9.  Disclosure:

(a)The Company recognizes and confirms that GSS, in acting pursuant to this engagement, will be using information in reports and other information provided by or on behalf of the Company, and that GSS does not assume responsibility for and may rely, without independent verification, on the accuracy and the completeness of any such reports and information. The Company hereby warrants that all of its information relating to the Company will not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact necessary to make the statements contained herein, in the light of the circumstances under which they were made, not misleading. The Company agrees to provide GSS with (i) prompt notice of any material development affecting the Company; (ii) such other information concerning the business and financial condition of the Company as GSS may from time to time reasonably request provided that such information is maintained by GSS pursuant to a confidentiality agreement.  GSS agrees to distribute information regarding the Company, not in the public domain, only with written approval by the Company.

(b) The Company agrees that any information or advise rendered by GSS or its representatives in connection with this engagement is for the confidential use of the Company and its legal and financial advisors only and, except as otherwise required by law, the Company has not and will not permit any third party to disclose or otherwise refer to such advice or information in any manner without GSS’s prior written consent, unless such information becomes part of the public domain through no fault of the Company.

(c) GSS agrees that any information, plans or data regarding the Company and its activities are for the confidential use of GSS only and, except as otherwise required by law or otherwise in the public domain, GSS will not disclose or otherwise permit any third party to disclose or otherwise refer to, without the Company’s prior written consent.

10.  Termination:

The Company and GSS will each have the right to terminate this Letter Agreement at any time after the later of 90 days from the execution of this Letter Agreement or the end of the offering period of the Securities Financing, provided prior written notice is given 20 days before termination.  Any termination of this Letter Agreement shall not affect or limit (i) the rights of GSS or any other indemnified person (as defined in Schedule I hereto) to receive indemnification, (ii) rights to receive fees accrued prior to such termination, (iii) the rights of GSS to receive fees and be covenanted to all of the terms and conditions detailed in Section 2 and Section 4 of this Letter Agreement on any Securities Financing, and/or Transaction that was negotiated during the term of this Letter Agreement and/or closes after any termination and (iv) the rights detailed in Section 5 and Section 7 of this Letter Agreement.

11.  Miscellaneous:

GSS may, at its own expense, place announcements or advertisements in financial newspapers and journals describing its services hereunder, provided that the same shall comply with securities laws and shall be approved by the Company prior to dissemination.

12.  Governing Law:

This Agreement (a) shall be governed by and construed in accordance with the laws of the State of New York and the parties agree that any dispute, claim or controversy relating to or arising out of this Agreement or the performance of its terms shall be resolved and conducted in the County and State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof, (b) incorporates the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous agreements should they exist hereto, (c) may not be amended or modified except in writing executed by the Company and GSS and (d) shall be binding upon and inure to the benefit of the Company, GSS, and other indemnified Parties and their respective successors and assigns.

If you are in agreement with the foregoing, please execute the enclosed counterpart of this letter in the space provided below for that purpose and deliver it to the undersigned, whereupon the terms hereof shall become a binding agreement between us.

The investment banking staff of GSS and its affiliates look forward to working with you.

Very truly yours,

/s/ Ernest Pellegrino
Ernest Pellegrino
Garden State Securities Corp.

AGREED TO AND ACCEPTED
THIS 23rd DAY OF August, 2010

/s/ Douglas R. Salie
By: Douglas R. Salie, CEO
eLayaway, Inc.

Schedule I

eLayaway, Inc. (the “Company”) referred to in the attached Letter Agreement (the “Letter Agreement”) agrees to indemnify and hold harmless Garden State Securities Inc. (“GSS”) and its affiliates, and the respective directors, officers, agents and employees of GSS and its affiliates and each other entity or person, if any, controlling GSS or any of its affiliates within the meaning of Section 15 of the Securities Act of 1933, as amended,  (GSS and each such entity or person being referred to as an “GSS Indemnified Person”) from and against any losses, claims, damages or liabilities (or actions in respect thereof) relating to or arising out of activities performed pursuant to the Letter Agreement, the transactions contemplated thereby or GSS’s role in connection therewith, or caused by any untrue statements of material nature contained in any document provided to GSS by the Company which documents are relied upon by GSS in connection with its performance of the Letter Agreement, and will reimburse GSS and any other GSS Indemnified Person for all expenses (including, without limitation, reasonable fees and disbursements of counsel) incurred by GSS or any such other GSS Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation to which GSS (or any other GSS Indemnified Person) is a party, in each case, as such expenses are incurred or paid.  The Company will not, however, be responsible for any such losses, claims, damages, liabilities or expenses of any GSS Indemnified Person that are determined by final judgment of a court of competent jurisdiction to have primarily resulted from actions taken or omitted to be taken by such GSS Indemnified Person in bad faith, intentional misconduct, or from such indemnified Person’s gross negligence.  The Company also agrees that no GSS Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the Letter Agreement, any transactions contemplated thereby or GSS’s role in connection therewith, expect for any such liability for losses, claims, damages liabilities or expenses incurred by the Company that are determined by final judgment of a court of competent jurisdiction to have resulted primarily from actions taken or omitted to be taken by such GSS Indemnified Person in bad faith, intentional misconduct, or from such GSS Indemnified Person’s gross negligence.

GSS agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents or other representatives (including, without limitation, those retained in connection with the services and transactions contemplated by this Letter Agreement) (collectively, the “Company Indemnified Persons”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, damages and expenses in connection therewith (irrespective of whether any such Company Indemnified Person is a party to the action for which indemnification hereunder is sought), and, including reasonable attorney’s fees and disbursements, incurred by any Company Indemnified Person as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by GSS in this Letter Agreement, or (b) actions taken or omitted to be taken by GSS in bad faith, through intentional misconduct, or GSS’ gross negligence, or (c) false or misleading information disseminated by GSS and not provided to GSS by the Company or not contained in a Company filing with a governmental agency.  A GSS Indemnified Person and a Company Indemnified Person may be referred to herein as an “Indemnified Person”

Upon receipt by an Indemnified Person of actual notice of a claim, action or proceeding against such Indemnified Person in respect of which indemnity may be sought hereunder, such Indemnified Person shall promptly notify the indemnifying party after any action is commenced by way of service with a summons or other legal process (giving information as to the nature and basis of the claim) against such Indemnified Person.  In any event, failure so to notify the indemnifying party shall not relieve the indemnifying party from any liability that the indemnifying party may have on account of this indemnity or otherwise, except to the extent the indemnifying party shall have been materially prejudiced by such failure.  The indemnifying party will, if requested by an Indemnified Person, assume the defense of any litigation or proceeding in respect of which indemnity may be sought hereunder, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of the fees and expenses of such counsel, in which event, except as provided below, the indemnifying party shall not be liable for the fees and expenses of any other counsel retained by any Indemnified Person in connection with such litigation or proceeding.  In any such litigation or proceeding the defense of which the indemnifying party shall have so assumed, any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the indemnifying party and such Indemnified Person shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such litigation or proceeding (including any impeded parties) include the indemnifying party and such Indemnified Person and representation of both parties by the same counsel would in the opinion of counsel to such Indemnified Person, be inappropriate due to actual or potential differing interests between the indemnifying party and such Indemnified Person.  The indemnifying party shall not be liable for any settlement of any litigation or proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  If the indemnifying party assumes the defense of any litigation or proceeding, the indemnifying party will not settle such litigation or proceeding without the Indemnified Party’s written consent, which shall not be unreasonably withheld.

If for any reason the foregoing indemnification is unavailable to an Indemnified Person or insufficient to hold it harmless, the indemnifying party shall contribute to the amount paid or payable by the Indemnified Person as a result of such loss, claim, damage or liability in proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the Indemnified Person on the other hand.  Notwithstanding the foregoing, under no circumstances shall any Indemnified Person’s aggregate contribution to any losses, claims, damages and expenses with respect to which contribution is available hereunder exceed the amount of fees actually received hereunder.

The provisions contained in this Schedule I shall remain operative and in full force and effect regardless of the expiration of any termination of the Letter Agreement.

Schedule II

Funding sources that are permitted to provide funding outside of this exclusive agreement are:

1.	Ventana Capital Partners, Inc.,
2.	Asher Enterprises, Inc., or any affiliate
3.	Long Side Ventures, LLC, or any affiliate